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                                                                   Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 27, 1999 relating to the financial statements of Medtronic, Inc. which appears in Medtronic's 1999 Annual Report - Financial Review, which is incorporated by reference in its Annual Report on Form 10-K for the year ended April 30, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
October 4, 1999